Exhibit 10.83

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 11, 2009, by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (ii)  CALIPER LIFE SCIENCES, INC., a Delaware corporation with a principal place of business located at 68 Elm Street, Hopkinton, Massachusetts 01748 (“Caliper”), NOVASCREEN BIOSCIENCES CORPORATION, a Maryland corporation (“NovaScreen”), XENOGEN CORPORATION, a Delaware corporation (“Xenogen”), and CALIPER LIFE SCIENCES LTD., a company organized under the laws of Canada (“Caliper Ltd.”) (hereinafter, Caliper, NovaScreen, Xenogen, and Caliper Ltd. are jointly and severally, individually and collectively, referred to as “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 6, 2009, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2009, by and between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following, appearing as Section 6.6 thereof, in its entirety:

“6.6        Access to Collateral; Books and Records.  At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on a semi-annual basis (or more frequently after the occurrence of an Event of Default) to inspect the Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“6.6        Access to Collateral; Books and Records.  At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on a semi-annual basis (or more frequently after the occurrence of an Event of Default) to inspect the Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

2                                          The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9(b) thereof, in its entirety:

“(b)         Minimum EBITDA-Cap Ex.  Borrower’s EBITDA minus its capital expenditures, (“EBITDA-Cap Ex”) for the two (2) quarter period ending as of the last day of each quarter, shall be in an amount equal to: (i) losses not greater than (A) One Million Five Hundred Thousand Dollars ($1,500,000) for the quarter ended December 31, 2008; (B) Six Million Eight Hundred Thousand Dollars ($6,800,000) for the quarter ending March 31, 2009; (C) Eight Million Seven Hundred Thousand Dollars ($8,700,000) for the quarter ending June 30, 2009; and (D) Five Million Five Hundred Thousand Dollars ($5,500,000) for the quarter ending September 30, 2009; (ii) Sixty Thousand Dollars ($60,000) for the quarter ending December 31, 2009; (iii) losses not greater than (A) Two Million Dollars ($2,000,000) for the quarter ending March 31, 2010; (B) Six Million Dollars ($6,000,000) for the quarter ending June 30, 2010; and (C) Two Million Dollars ($2,000,000) for the quarter ending September 30, 2010; and (iv) Three Million Eight Hundred Thousand Dollars ($3,800,000) for the quarter ending December 31, 2010.”

and inserting in lieu thereof the following:

“(b)         Minimum EBITDA-Cap Ex.  Borrower’s EBITDA minus its capital expenditures, (“EBITDA-Cap Ex”) for the two (2) quarter period ending as of the last day of each quarter, shall be in an amount equal to: (i) losses not greater than (A) One Million Five Hundred Thousand Dollars ($1,500,000) for the quarter ended December 31, 2008; (B) Six Million Eight Hundred Thousand Dollars ($6,800,000) for the quarter ending March 31, 2009; (C) Eight Million Seven Hundred Thousand Dollars ($8,700,000) for the quarter ending June 30, 2009; and (D) Five Million Five Hundred Thousand Dollars ($5,500,000) for the quarter ending September 30, 2009; (ii) not less than Sixty Thousand Dollars ($60,000) for the quarter ending December 31, 2009; (iii) losses not greater than (A) Two Million Dollars ($2,000,000) for the quarter ending March 31, 2010; (B) Five Million Dollars ($5,000,000) for the quarter ending June 30, 2010; and (C) Two Million Dollars ($2,000,000) for the quarter ending September 30, 2010; (iv) not less than Two Million Dollars ($2,000,000) for the quarter ending December 31, 2010; and (v) losses not greater than Five Hundred Thousand Dollars ($500,000) for the quarter ending March 31, 2011.”

3                                          The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1thereof:

“Revolving Line Maturity Date” is November 30, 2010.

and inserting in lieu thereof the following:

“Revolving Line Maturity Date” is April 1, 2011.”

4                                          The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.             FEES.  In addition to and supplemental of any fees that are due or that may become due and payable by Borrower to Bank pursuant to Section 2.4 of the Loan Agreement, Borrower shall pay to Bank a non-refundable modification fee equal to Twenty Five Thousand Dollars ($25,000), which fee shall be deemed fully earned as of the date hereof and shall be payable as follows: (i) Ten Thousand Dollars ($10,000) shall be payable on or before the date hereof; and (ii) Fifteen Thousand Dollars ($15,000) shall be payable on the earlier to occur of (x) an Event of Default and (y) February 1, 2010.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             WAIVER OF LANDLORD CONSENTS.  In connection with this Loan Modification Agreement, the Bank has agreed to waive delivery of outstanding Landlord Consent agreements formerly deliverable as a post-closing item in connection with the execution of the Existing Loan Documents.

6.             RATIFICATION OF NEGATIVE PLEDGE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain negative pledge arrangement with respect to Borrower’s intellectual property, between Borrower and Bank, and Borrower acknowledges, confirms and agrees that said negative pledge arrangement remains in full force and effect.

7.             ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents.  In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse) that has not otherwise been previously disclosed to Bank.  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 6, 2009 (as updated, amended, amended and restated, supplemented and/or modified as of the date hereof), and acknowledges, confirms and agrees the disclosures and information provided by Borrower to Bank in the Perfection Certificate (as updated, amended, amended and restated, supplemented and/or modified as of the date hereof) has not changed.

8.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

9.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

13.           RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank  (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14.           CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15.           JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement.  NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

16.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

CALIPER LIFE SCIENCES, INC.

By:	/s/ Peter F. McAree
Name:	Peter F. McAree
Title:	Senior Vice President and Chief Financial Officer

NOVASCREEN BIOSCIENCES CORPORATION

By:	/s/ Peter F. McAree
Name:	Peter F. McAree
Title:	Vice President, Finance

XENOGEN CORPORATION

By:	/s/ Peter F. McAree
Name:	Peter F. McAree
Title:	Vice President, Finance

CALIPER LIFE SCIENCES LTD.

By:	/s/ Peter F. McAree
Name:	Peter F. McAree
Title:	Vice President, Finance

BANK:

SILICON VALLEY BANK

By:	/s/ Ryan Ravenscroft
Name:	Ryan Ravenscroft
Title:	Vice President

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	CALIPER LIFE SCIENCES, INC.
NOVASCREEN BIOSCIENCES CORPORATION
XENOGEN CORPORATION
CALIPER LIFE SCIENCES, LTD.

The undersigned authorized officers of Caliper Life Sciences, Inc., NovaScreen Biosciences Corporation, Xenogen Corporation, and Caliper Life Sciences, Ltd. (individually and collectively, jointly and severally, “Borrower”) certify that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly consolidated and consolidating financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual consolidated and consolidating financial statement (CPA Audited) + CC	FYE within120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings; Deferred Revenue report, cash report	Monthly within 15 days	Yes No
Transaction Reports	Weekly and with each Advance request	Yes No
Board approved projections	Annually, as revised	Yes No

The following intellectual property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain at all times, tested quarterly:
Minimum Quick Ratio	0.95:1.00	:1.0	Yes No
Minimum EBITDA minus Cap Ex*	$	$	Yes No

*See Section 6.9(b) of the Loan and Security Agreement

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The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Caliper Life Sciences, Inc.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:	Date:

NovaScreen Biosciences Corporation	Verified:
AUTHORIZED SIGNER
By:
Name:	Date:
Title:
Compliance Status: Yes No
Xenogen Corporation

By:
Name:
Title:

Caliper Life Sciences, Ltd.

By:
Name:
Title:

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.

I.              ADJUSTED QUICK RATIO (Section 6.9(a))

Required: A ratio of Quick Assets to Quick Liabilities of at least: 0.95 to 1.0 for the quarter ending March 31, 2009 and for each fiscal quarter thereafter

A.	Aggregate value of the unrestricted cash and Cash Equivalents and Marketable Securities of Borrower	$
B.	Aggregate value of the net billed accounts receivable and Unbilled Accounts of Borrower	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$
F	Aggregate value of (i) Deferred Revenue, (ii) real estate related restructuring expenses, and (iii) customer deposits
G.	Quick Liabilities (the sum of lines D and E minus line F)	$
H.	Adjusted Quick Ratio (line C divided by line G)

Is line H equal to or greater than 0.95 to 1.0

☐ No, not in compliance	☐ Yes, in compliance

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II.            MINIMUM EBITDA minus CAP-EX (Section 6.9(b)

Required: Borrower’s EBITDA minus its capital expenditures, (“EBITDA-Cap Ex”) for the two (2) quarter period ending as of the last day of each quarter, shall be in an amount equal to: (i) losses not greater than (A) One Million Five Hundred Thousand Dollars ($1,500,000) for the quarter ended December 31, 2008; (B) Six Million Eight Hundred Thousand Dollars ($6,800,000) for the quarter ending March 31, 2009; (C) Eight Million Seven Hundred Thousand Dollars ($8,700,000) for the quarter ending June 30, 2009; and (D) Five Million Five Hundred Thousand Dollars ($5,500,000) for the quarter ending September 30, 2009; (ii) not less than Sixty Thousand Dollars ($60,000) for the quarter ending December 31, 2009; (iii) losses not greater than (A) Two Million Dollars ($2,000,000) for the quarter ending March 31, 2010; (B) Five Million Dollars ($5,000,000) for the quarter ending June 30, 2010; and (C) Two Million Dollars ($2,000,000) for the quarter ending September 30, 2010; (iv) not less than Two Million Dollars ($2,000,000) for the quarter ending December 31, 2010; and (v) losses not greater than Five Hundred Thousand Dollars ($500,000) for the quarter ending March 31, 2011.

A.	Net Income		$
B.	Interest Expense		$
C.	To the extent included in the determination of Net Income:
	1.	Depreciation expense	$
	2.	Amortization expense	$
	3.	Non-cash stock-based compensation expense and restructuring expense	$
D.	income tax expense		$
E.	EBITDA (line A, plus line B, plus line C.1, plus line C.2, plus line C.3, and plus line D)		$
F.	capital expenditures		$
G.	EBIDTA minus CAP EX (line E minus line F)		$

Is line G equal to or greater than $[                                          ]?

☐ No, not in compliance	☐ Yes, in compliance

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